UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 8, 2005
Date of earliest event reported	April 5, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2005, the Company's Board of Directors approved amendments to the Company's Bylaws, which became effective as of such date. These amendments provide for, among other things, (i) changes to the indemnification provisions to specify that the Company shall advance expenses to its current and former directors and officers (upon receipt of an undertaking from such director or officer to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification) and to amend the process by which a determination regarding indemnification of current directors and officers is made, (ii) changes to the bylaw regarding the provision of loans or guarantees for the benefit of officers or directors to clarify that the provision of such loans is subject to applicable law, (iii) the ability of any committee of the Board of Directors to establish one or more subcommittees, (iv) supplements to the language relating to notices and approvals to provide that such notices and approvals may be given through additional forms of communication, including electronic transmissions, and (v) changes relating to which officers may sign stock certificates and changes relating to the stock ledger bylaw to clarify that the Company's stock ledger is not the only evidence as to who are the stockholders entitled to examine the books of the Company.

A complete copy of the Company's Bylaws, as amended, is attached hereto as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

3.2	Bylaws of The Neiman Marcus Group, Inc., as amended through April 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: April 8, 2005	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President and General Counsel

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of The Neiman Marcus Group, Inc., as amended through April 5, 2005.